UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2025

iCoreConnect Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41309	86-2462502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

529 Crown Point Road, Suite 250 Ocoee, FL	34761
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 810-7706

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ICCT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 29, 2025, the Audit Committee (the “Audit Committee”) of the board of directors (the “Board”) of iCoreConnect Inc. (the “Company”), after discussion with the Company’s management, concluded that the Company’s previously issued financial statements contained in the Company’s Quarterly Reports on Form 10-Q for the period ended September 30, 2024 originally filed on November 19, 2024 (collectively “Non-Reliance Period”), should no longer be relied upon. Similarly, related press releases, earnings releases, and investor communications describing the Company’s financial statements for the Non-Reliance Period should no longer be relied upon.

The Company restated its previously issued financial statements to fair value and to classify warrant and embedded derivative features on its convertible debt. The Company’s accounting for the fair value and classification of warrant and embedded derivative features did not have any effect on the Company’s previously reported assets and the non-cash adjustments to the financial statement do not impact the amounts previously reported for the Company’s cash and cash equivalents or total assets.

The Company will restate the financial statements for the Non-Reliance Periods in its Annual Report on Form 10-K for the year ended December 31, 2024 to properly value and classify warrant and embedded derivatives associated with its convertible debt and will continue to do so in its future financial statements. The Company will disclose the impact of such revision of the Non-Reliance Periods in its Annual Report on Form 10-K, which the Company will file with the SEC as soon as practicable. On May 29, 2025, the Audit Committee discussed with Marcum LLP (“Marcum”), the Company’s current independent registered public accounting firm, the matters disclosed in this Item 4.02.

Management has previously carried out an evaluation of the effectiveness of the design and operation of the Company’s disclosure controls and procedures as of September 30, 2024 and has concluded that, a material weakness existed and the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were not effective as of September 30, 2024. The Company has previously reported material weaknesses regarding accounting for complex financial instruments and material weakness related to our inability to adequately segregate responsibilities over the financial reporting process to ensure the accuracy of information. In addition, management has previously identified deficiencies within its corporate governance practices, as the Company did not have the necessary controls in place to understand the impact on equity holders and monitor the issuance of instruments with down round features. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis. The existence of one or more material weaknesses precludes a conclusion by management that a company’s disclosure controls and procedures and internal control over financial reporting are effective. In addition, the Audit Committee, the Board, and management have begun evaluating appropriate remediation actions. The Company’s remediation plans at this time include providing enhanced access to accounting literature, research materials and documents and increased communication among the Company’s personnel and third-party professionals with whom the Company consults regarding complex accounting applications.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iCoreConnect Inc. (Registrant)

Dated: May 29, 2025	By:	/s/ Robert McDermott
	Name:	Robert McDermott
	Title:	President and Chief Executive Officer

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